Exhibit 99.1

Sarcos Announces Reverse Stock Split

SALT LAKE CITY – June 20, 2023 - Sarcos Technology and Robotics Corporation (“Sarcos” or “Company”) (NASDAQ: STRC and STRCW), a leader in the design, development, and manufacture of advanced robotic systems, solutions and software that redefine human possibilities, today announced that it has resolved to effect a reverse stock split of Sarcos’ issued common stock and has determined the ratio to be 1-for-6. Sarcos’ stockholders previously approved the reverse stock split and granted the board of directors the authority to determine the exact split ratio and when to proceed with the reverse stock split at the Company’s Annual Meeting of Stockholders held on June 14, 2023.

The reverse stock split will become effective on July 5, 2023 at 4:01 p.m., Eastern Time, (“Effective Time”) and the Company’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Global Market (“Nasdaq”) as of the open of trading on July 6, 2023 under the existing ticker symbol “STRC”. The reverse stock split is intended to increase the price per share of the Company's common stock to allow the Company to demonstrate compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq.

As of the Effective Time, every six (6) shares of the Company’s issued and outstanding common stock will be combined into one issued and outstanding share of common stock, and the total number of authorized shares of our common stock will be reduced from 990,000,000 to 165,000,000. The par value per share of our common stock will remain unchanged at $0.0001. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s outstanding warrants, options and restricted stock units, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans. The total number of authorized shares of preferred stock will not be reduced and remains at 10,000,000 shares. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash.

The Company’s transfer agent, Continental Stock & Trust Company, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

Proportionate adjustments will be made to the exercise price and number of shares issuable upon the exercise of the options outstanding under the Company’s equity incentive plans, and the number of shares subject to restricted stock units under the Company’s equity incentive plans.

Additional information about the reverse stock split can be found in Sarcos definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2023, a copy of which is available at www.sec.gov.

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About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) designs, develops, and manufactures a broad range of advanced mobile robotic systems, solutions, and software that redefine human possibilities and are designed to enable the safest most productive workforce in the world. Sarcos robotic systems operate in challenging, unstructured, industrial environments and include teleoperated robotic systems, a powered robotic exoskeleton, and software solutions that enable task autonomy. For more information, please visit www.sarcos.com and connect with us on LinkedIn at www.linkedin.com/company/sarcos.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intended effects of the reverse stock split, including whether the reverse stock split will increase the price of the Company’s common stock and whether the Company will be able to maintain our listing on the Nasdaq Global Market.

Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “aim,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Sarcos Media and Investor Contacts:

Media: mediarelations@sarcos.com

Investors: STRC@finprofiles.com